UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 2, 2021 (July 1, 2021)
Commission file number: 000-55610

GREENBACKER RENEWABLE ENERGY

COMPANY LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	80-0872648
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

11 East 44th Street, Suite 1200

New York, NY 10017

Tel (646) 237-7884

(Address, including zip code and telephone number, including area code, of registrants Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (*230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (*240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act: None

Item 8.01. Other Events.

Greenbacker Renewable Energy Company LLC Updates its Share Repurchase Program

Greenbacker Renewable Energy Company LLC (the “Company”) announced today that on July 1, 2021 the Company updated its Share Repurchase Program pursuant to Section 7.15 of its Fourth Amended and Restated Limited Liability Company Operating Agreement. Capitalized terms used herein shall have the same meaning as set forth in the Share Repurchase Program, which is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

The amendments to the Share Repurchase Program, previously approved by board of directors of the Company (the “Board”), provide that all properly submitted repurchase requests that are not fully satisfied on a repurchase date will be automatically rolled over, without priority, to the next scheduled repurchase date and that the Board may modify or waive the terms of the Share Repurchase Program, including with respect to the minimum holding period and the minimum repurchase amount, for certain shareholders or all shareholders as the Board determines, in its discretion, to be in the best interests of the Company.

Item 9.01. Financial Statements and Exhibits

Exhibit	Description
99.1	SHARE REPURCHASE PROGRAM

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date July 2, 2021	Greenbacker Renewable Energy Company LLC
	By:	/s/ Charles Wheeler
	Name:	Charles Wheeler
	Title:	Chief Executive Officer, President and Director

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